Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	W. Benjamin Moreland, CFO Jay Brown, Treasurer Crown Castle International Corp. 713-570-3000

CROWN CASTLE INTERNATIONAL ANNOUNCES

PROPOSED ADDITIONAL SECURITIZED NOTES

November 9, 2006 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that certain of its indirect subsidiaries intend to offer, in a private transaction, up to $1.55 billion of Senior Secured Tower Revenue Notes, Series
2006-1 (“Offered Notes”), as additional debt securities under the existing Indenture dated as of June 1, 2005, pursuant to which the Senior Secured Tower Revenue Notes, Series 2005-1 (“Initial Notes”) were issued. The subsidiaries expected to issue the Offered Notes will be special purpose entities that hold substantially all of the U.S. towers of Crown Castle. Crown Castle expects that the majority of the Offered Notes will be rated investment grade. The servicing and repayment of the Offered Notes is expected to be made solely from the cash flow from the operation of the U.S. towers that are part of the transaction. The terms of the Offered Notes are expected to be substantially similar to the provisions applicable to the Initial Notes.

Crown Castle expects to use the net proceeds received from this offering to (i) repay the outstanding term loan under the Crown Castle Operating Company credit facility and (ii) pay the expected cash portion of the consideration of the planned acquisition of Global Signal Inc. or, in the event the acquisition of Global Signal Inc. is not consummated, for general corporate purposes. There can be no assurance that the offering will be consummated.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The notes will be offered to qualified institutional buyers under Rule 144A, to

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persons outside of the United States under Regulation S and to institutional investors that are Accredited Investors under Rule 501. The notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 76 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,500 and over 1,300 wireless communication sites in the US and Australia, respectively. On October 6, 2006, Crown Castle announced it had entered into a definitive agreement to acquire Global Signal Inc. (NYSE: GSL). Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the proposed offering of the Offered Notes, including the dollar amount to be raised through such notes offering, (ii) the investment grade rating of the Offered Notes, (iii) the terms of the Offered Notes, including with respect to servicing and repayment and (iv) the use of proceeds from the Offered Notes, including in connection with the planned acquisition of Global Signal, Inc. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the contemplated Crown Castle and Global Signal merger (“Proposed Transaction”), Crown Castle has filed with the SEC a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF CROWN CASTLE AND GLOBAL SIGNAL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WHEN AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CROWN CASTLE, GLOBAL SIGNAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders of Crown Castle and Global Signal are able to obtain copies of the Registration Statement and the preliminary Joint Proxy Statement/Prospectus as well as other filings with the SEC incorporated by reference into such documents, containing information about Crown Castle and Global Signal, without charge, at the SEC’s website at www.sec.gov. These documents may also be obtained for free from Crown Castle by directing a request to Crown Castle International Corp., Investor Relations, 510 Bering Drive, Suite 600, Houston, Texas 77057 or for free from

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Global Signal by directing a request to Global Signal Inc. at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232-6427, Attention: Secretary.

Participants in the Solicitation

Neither Crown Castle nor Global Signal is currently engaged in a solicitation of proxies from the security holders of Crown Castle or Global Signal in connection with the Proposed Transaction. If a proxy solicitation commences, Crown Castle, Global Signal and their respective directors and executive officers and other members of management may be deemed to be participants in such solicitation. Information regarding Crown Castle’s directors and executive officers is available in Crown Castle’s Annual Report on Form 10-K for the year ended December 31, 2005, and the proxy statement, dated April 11, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Information regarding Global Signal’s directors and executive officers is available in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005 and the proxy statement, dated April 12, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such directors and executive officers is included in the Registration Statement containing the preliminary Joint Proxy Statement/Prospectus filed with the SEC.